SEC FILE NO. 0-22954



               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                _______________________________

                            EXHIBITS

                               TO

                          FORM 10-KSB

         ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                _______________________________

          FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

                               OF

                     SEALANT SOLUTIONS, INC.




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10(f) Michael E. Fasci Employment Agreement


                       EMPLOYMENT AGREEMENT
                       --------------------

   THIS AGREEMENT entered into and effective September 09, 2001, in Broward County, Florida, by and between SEALANT SOLUTIONS, INC., a Delaware corporation with corporate offices at 9313 W. Sample Rd., Coral Springs, Florida 33065 (hereinafter referred to as "Employer") and Michael Fasci, an individual, residing at 100 Narrows Rd, Assonet, MA 02702, (hereinafter referred to as "Employee"); (hereinafter sometimes collectively referred to as AParties@ or singularly as AParty@).

   WHEREAS, SSLU is engaged in the business of selling and marketing the Employer=s products and services;

   WHEREAS, Employer=s will provide retail consumable products and services to consumers and accounts;

   WHEREAS, incident to the performance of Employee's duties for Employer, Employee will occupy a position of trust and confidence and will be given access to proprietary and confidential and privileged information regarding the business, operations, assets and trade secrets of Employer, including but not limited to, access to vendor identity, pricing, sales techniques, customer identification, contact with customers and potential customers and the like;

   WHEREAS, Employee understands and acknowledges that Employer has expended and will continue to expend substantial amounts of time and money to develop Employer=s unique manner of offering these products and services, as well as advertising, distribution and other relationships in furtherance of its unique marketing approach, which techniques and information Employee agrees constitute trade secrets, the sole property of Employer;

   WHEREAS, Employee seeks the opportunity to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants, and conditions set forth in this agreement;

   WHEREAS, Employee acknowledges that the business which employer is engaged is and/or may be subject to extensive governmental or other rules or regulations; and

   NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Employer and Employee covenant and agree as follows:



EMPLOYER:___   EMPLOYEE:___                                   PAGE 1 OF 10

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                        NATURE OF EMPLOYMENT

1.	Employer does hire and employ Employee as the Chief Executive
Officer of Employer and Employee does accept and agree to such hiring and employment. Subject to the supervision and pursuant to the orders, advice, and directions of Employer, Employee shall act subject to the direction and control of the board of directors, have general supervision, direction and control of the business and affairs of the Employer, and shall perform such other duties as are customarily performed by one holding such position in other similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to Employee from time to time by Employer.

2.	Employee agrees to follow the terms, rules and regulations
established for publicly traded companies or other federal, state and governmental authorities establishing the same or similar guidelines unless otherwise notified.

             MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES
             ------------------------------------------

3.	Employee agrees to perform, at all times faithfully, industriously, and to the best of his ability, experience, and talent, all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement, to the satisfaction of Employer. Such duties shall be rendered at 9313 W. Sample Rd., Coral Springs, Florida 33065 and at such other place or places as Employer shall in good faith require or as the interests, needs, business, and opportunities of Employer shall require or make advisable.

                      DURATION OF EMPLOYMENT
                      ----------------------

4.	The term of this Agreement shall be for a period of one year, commencing on September 9, 2001, subject, however, to prior termination as provided below:

                     PAYMENT AND REIMBURSEMENT
                     -------------------------

5.	Employer shall pay Employee and Employee agrees to accept from
Employer, in full payment for Employee's services under this Agreement, compensation as follows:

   A. Base annual gross salary of $50,000 per year payable in twenty-six installments on Friday of every other week during the term hereof, less applicable federal and state deductions.

   B. A bonus at the end of the twelve month period during the term hereof based on the gross sales of the company for the preceding 12 month period. If gross sales exceed $1,000,000 (one million dollars), the Employee's bonus will be 10% of the Employee's gross salary for the preceding 12-month period.



EMPLOYER:___   EMPLOYEE:___                                   PAGE 2 OF 10

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   C.   Any bonus payable hereunder shall be paid (less applicable deductions) to Employee by no later than 30 days after the end of the applicable twelve (12) month period.

   D.   No bonus is payable if gross sales do not exceed $500,000
        (five hundred thousand dollars).


6.	Employer shall provide medical, dental and ophthalmic benefits to
Employee and family pursuant to the same plans or programs presently and/or offered to its employees subject to the general eligibility and participation provisions set forth in such plans or programs, as offered by the employer from time to time.

7.	Employee shall be distributed stock and given the option to purchase stock as herein provided.

   A. As of the end of Employee's 90-day probationary period (December 9, 2001), Employer shall give Employee the option (which will begin on December 10, 2001 and must be exercised in writing no later than March 10, 2002 (time being of the essence)) to purchase 150,000 shares of restricted common stock, said stock defined and regulated by Federal Securities Laws, commonly referred to as Rule 144, at a price of twenty cents ($.20) per share; and

   B. At the completion of Employee's first year of the term hereof (September 9, 2002), Employer shall give Employee an additional 150,000 shares of common stock outside registered under the Federal Securities Law.

   C. Employee shall receive one share for every two dollars in revenue Employee is able to bring into the Company in his position with the Company not to exceed seven hundred fifty thousand (750,000) shares, which shall be registered under the Federal Securities Laws.

1. Employee shall be entitled to one (1) week paid vacation during each twelve month period of the term hereof, to be taken at such times as Employer and Employee shall mutually determine and provided that no vacation time shall materially interfere with the duties which Employee is required to render hereunder. Vacation time may not be carried over from one twelve month period to a succeeding twelve month period.

10.	Employee shall be entitled to two months severance pay, medical insurance benefits and car allowance if Employee's employment is terminated during the term hereof except (a) during the probationary period described below or (b) if Employee is terminated for cause.

11.	Notwithstanding anything to be contrary in this Agreement, Employee shall be on probation until December 9th, 2001. Employer may terminate Employee's employment at any time during the probationary period, in which event this Agreement shall be deemed terminated and Employer shall have no further liability hereunder.



EMPLOYER:___   EMPLOYEE:___                                   PAGE 3 OF 10

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                              TERMINATION
                              -----------

12. Notwithstanding anything in this Agreement to the contrary, Employer has the option to terminate this Agreement in the event that during its term Employee shall become permanently disabled as the term permanently disabled is defined below in which event Employer shall have no further liability hereunder except as follows.

13. Such option shall be exercised by Employer giving notice to Employee by registered mail, addressed to him in care of Employer at 9313 W.
Sample Rd., Coral Springs, Florida 33065, or at such other address as Employee shall designate in writing, of its intention to terminate this Agreement on the last day of the month during which such notice is mailed, and on the giving of such notice this Agreement and the term of this Agreement come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if that day were originally set forth as the termination date.

14. For the purposes of this Agreement, the term "any year of the term of this Agreement" is defined to mean any period of 12 calendar months commencing on the 9th day of September, 2001 and terminating on the 8th day of September, of the following year during the term of this Agreement.

15. For the purposes of this Agreement, Employee shall be deemed to have become permanently disabled if, during any year of the term of this Agreement, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or have failed to perform his duties under this contract for 30 consecutive days, or if, during any year of the term of this Agreement, he shall have been unable or unwilling or have failed to perform his duties for a total period of 15 days, either consecutive or not.

16. Death: In the event of Employee's death during the term hereof, this Agreement and all of Employee's rights hereunder shall be deemed terminated except that Employer shall pay to Employee's estate any unpaid base salary and car allowance through the date of Employee's death along with two months severance pay, an amount equal to compensation for unused vacation days that have accumulated during the twelve month period in which the termination occurs, and the right to exercise stock options on behalf of the deceased as pertains to Section 7 herein.

17. Notwithstanding anything in this Agreement to the contrary, in the event that Employer shall discontinue operating its business then this Agreement will terminate as of the last day of the month in which Employer ceases operations at Sealant Solutions, Inc. with the same force and effect as if that day were originally set forth as the termination date of this Agreement and neither party shall have any further liability hereunder.

18. Employer shall at all times have the right, upon written notice to Employee to terminate Employee's employment hereunder, for cause.
For purposes of this Agreement, the term "cause" shall mean:


EMPLOYER:___   EMPLOYEE:___                                   PAGE 4 OF 10

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   A.   an action or omission of the Employee which constitutes a
        willful and material breach of this Agreement which is not cured within ten (10) days after receipt by the Employee of written notice of same or, if such breach is not capable of cure within such ten (10) day period, if the Employee has not commenced diligently to cure such breach in the shortest time possible;

   B. fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder;

   C. conviction of any crime which involves dishonesty or a breach of trust;

   D. negligence in connection with the performance of the Employee's duties hereunder; or


   E. the material and willful or knowing failure or refusal (other than as a result of a disability) by Employee to perform his duties hereunder. Upon and termination pursuant to this Section, Employer shall have no further liability hereunder.

19.	In the event Employee resigns from his employment during the term hereof, Employee may exercise his stock options proportionately to his term of employment, if such options still exist. Otherwise, Employer shall have no further liability hereunder.

              DEVOTION BY EMPLOYEE OF FULL TIME TO BUSINESS
              ---------------------------------------------

20.	Employee shall devote all his time, attention, knowledge, and skill solely and exclusively to the business and interest of Employer, and Employer shall be entitled to all of the benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of Employee, and Employee expressly agrees that during the term of this Agreement Che will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to Employer=s business or any allied trade.

                          RESTRICTIVE COVENANTS
                          ---------------------

21. At all times while Employee is employed by Employer, and for a two year period after the termination of Employee's employment with Employer for any reason, the Employee shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with Employer (or any entity which controls, is under common control with or is controlled by Employer).

22. Employee shall not at any time divulge, communicate, use to the detriment of Employer or for the benefit of any other person or persons, or misuse in any way, any confidential information (as hereinafter defined) pertaining to the business of Employer.



EMPLOYER:___   EMPLOYEE:___                                   PAGE 5 OF 10

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23.     Any confidential information or data now or hereafter acquired by
Employee with respect to the business of Employer (which shall include, but not be limited to, information concerning Employer=s financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of Employee that is received by employee in confidence and as a fiduciary, and Employee shall remain a fiduciary to Employer with respect to all of such information.

24. For purposes of this Agreement, "confidential information" means information disclosed to Employee or known by Employee as a consequence of or through his employment by Employer (including information conceived, originated, discovered or developed by Employer) prior to or after the date hereof, and not generally known, about Employer or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict Employee from disclosing confidential information to the extent required by law.

25. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Employee during the course of performing work for Employer or its clients (collectively, the "work product") shall belong exclusively to Employer and shall, to the extent possible, be considered a work made by Employee for hire for Employer with the meaning of Title 17 of the United States Code. To the extent the work product may not be considered work made by Employee for hire for Employer, Employee agrees to assign, and automatically assign at the time of creation of the work product, without any requirement of further consideration, any right, title, or interest that Employee may have in such work product. Upon the request of Employer, Employee shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

26. All books, records, and accounts relating in any manner to the customers or clients of Employer, whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of Employer and shall be returned immediately to Employer on termination of Employee's employment hereunder or on Employer=s request at any time.

27. Solely for purposes of this Section, the term "Employer" also shall include any existing or future subsidiaries of Employer that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with Employer during the periods described herein.

28. Employee acknowledges and confirms that (a) the restrictive covenants contained in this Section are reasonably necessary to protect the legitimate business interests of Employer, and (b) the restrictions contained in this Section (including without limitation the length of the term of the provisions of this Section) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Employee acknowledges and confirms that his special knowledge of the business of Employee is such as would cause Employer serious injury or loss if he were to



EMPLOYER:___   EMPLOYEE:___                                   PAGE 6 OF 10

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use such ability and knowledge to the benefit of a competitor or were to compete with the Employer in violation of the terms of this Employee further acknowledges that the restrictions contained in this Section are intended to be, and shall be, for the benefit of and shall be enforceable by, Employer=s successors and assigns.

29. In the event that a court of competent jurisdiction shall determine that any provision of this Section is invalid or more restrictive as permitted under the governing law of such jurisdiction, then only as to enforcement of this Section within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.


30. If Employee shall be in violation of any provision of this Section, then each time limitation set forth in this Section shall be extended for a period of time equal to the period of time during which such violation or violations occur. If Employer seeks injunctive relief from such violation in any court, then the covenants set forth in this Section shall be extended for a period of time equal to the pendency of such proceeding including all appeals by Employee.

31. It is recognized and hereby acknowledged by the parties hereto that a breach by Employee of any of the covenants contained in Section of this Agreement will cause irreparable harm and damage to Employer, the monetary amount of which may be virtually impossible to ascertain. As a result, Employee recognizes and hereby acknowledges that Employer shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section of this Agreement by Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies Employer may possess.

                           ARBITRATION
                           -----------

32.	Any dispute or controversy arising under or in connection with this
Agreement shall be settled exclusively by arbitration in Broward
County, Florida, in accordance with the Rules of the American
Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty
(30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the losing party. If advances are required , each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators= award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration of all remaining issues.



EMPLOYER:___   EMPLOYEE:___                                   PAGE 7 OF 10

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                           ASSIGNMENT
                           ----------

33.	Employee shall not have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.


                          GOVERNING LAW
                          -------------

34.	This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the laws of the State of Florida.
Venue for any action brought hereunder shall be in Broward County, Florida and the parties hereto waive any claim that such forum is inconvenient.

                         ENTIRE AGREEMENT
                         ----------------

35.	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between Employee and Employer (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both parties.

                             NOTICES
                             -------

36.	All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein.
Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail.
Notice shall be sent  (i) if to Employer, addressed to 9313 W.
Sample Rd., Coral Springs, Florida 33065 and (ii) if to Employee, to his address as reflected on the payroll records of the Employer, or to such other address as either party hereto may from time to time give notice of to the other.


                       BENEFITS; BINDING EFFECT
                      ------------------------

37.	This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to Employer, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

                           SEVERABILITY
                           ------------

38.	The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on there being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid work or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been



EMPLOYER:___   EMPLOYEE:___                                   PAGE 8 OF 10

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inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

                             WAIVERS
                             -------

39.	The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

                             DAMAGES
                             -------

40.	Nothing contained herein shall be construed to prevent Employer or
Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto files for arbitration or brings suit for the collection of any damages resulting from, or to enjoin any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court or arbitration costs and attorneys= fees of the other including legal fees and costs incurred prior to the filing of any action or arbitration.


                NO CONSTRUCTION AGAINST DRAFTER
                -------------------------------

41.	This Employment Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the drafting hereof.

                  NO THIRD PARTY BENEFICIARY
                  --------------------------

42.	Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than Employer, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.




EMPLOYER:___   EMPLOYEE:___                                   PAGE 9 OF 10

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SEALANT SOLUTIONS, INC.


By:     /s/ Cary Parrish
   ---------------------------------
   Cary Parrish - Employer
   President
   Sealant Solutions, Inc.



By:     /s/ Michael E. Fasci
   ---------------------------------
   Michael E. Fasci - Employee




EMPLOYER: _____  EMPLOYEE: _____                                PAGE 10 OF 10

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